UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2009
HARTFORD LIFE INSURANCE COMPANY
(Exact name of registrant as specified in its charter)

Connecticut	001-33293	06-0974148

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Hopemeadow Street Simsbury, Connecticut	06089

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 547-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
Hartford Life Insurance Company (the “Company”) is filing this Current Report on Form 8-K solely to show the effects of a change in reporting entity structure on the historical annual financial and related information included in the Company’s Form 10-K for the year ended December 31, 2008. The change in reporting entity structure, which was effected on March 31, 2009, is described in Note 1 to the financial statements included in Exhibit 99.1 to this Form 8-K.
This information in Exhibit 99.1 revises disclosure included in “Item 1. Business,” “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 15 Exhibits, Financial Statements Schedules,” sections of the Company’s Form 10-K for the Year ended December 31, 2008 that was filed with the Securities and Exchange Commission on February 12, 2009. The revised disclosure in the Exhibit 99.1 does not reflect any event or development occurring after February 12, 2009 other than the change in reporting entity structure and the adoption of SFAS 160. For a discussion of other events and developments subsequent to the filing of the Company’s 2008 Form 10-K, please refer to the Company’s Securities and Exchange Commission filing since that date.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits
23.1	Consent of Independent Registered Public Accounting Firm

99.1	“Item 1. Business, “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 15. Exhibits, Financial Statement Schedules” with Retroactive Application of Change in Reporting Entity.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTFORD LIFE INSURANCE COMPANY
Dated: April 30, 2009	By:	/s/ Ernest M. McNeill, Jr.
		Name:	Ernest M. McNeill, Jr.
		Title:	Senior Vice President and Chief Accounting Officer